UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2023, Scott Tarriff, President and Chief Executive Officer of Eagle Pharmaceuticals, Inc. (the “Company”), resigned and retired from his positions with the Company as President, Chief Executive Officer, Principal Executive Officer and Director on the Company’s Board of Directors (the “Board”), effective immediately. After consideration of various alternatives, including termination with or without cause, the Board accepted Mr. Tarriff’s resignation. Mr. Tarriff will be on leave until his last day of employment with the Company on December 31, 2023 (the “Separation Date”). Beginning January 1, 2024, Mr. Tarriff will provide consulting services to the Company pursuant to the terms of the Separation Agreement described below. The Company will institute a search for Mr. Tarriff’s successor as Chief Executive Officer.

In connection with Mr. Tarriff’s resignation, on November 27, 2023, Michael Graves, Chairman of the Board, was appointed Interim Executive Chairman of the Board and Interim Principal Executive Officer, effective immediately, until such time as a new Chief Executive Officer commences employment or such other date determined by the Board or upon his earlier resignation. The compensation terms for Mr. Graves’s new role are not yet determined and will be disclosed once available. Mr. Graves has served as a member of the Board since November 2013 and as Chairman of the Board since June 2016. Mr. Graves has extensive board experience and is currently Executive Chairman of the Board of Directors of Nanocopoeia, Inc. and a member of the Board of Managers of TopRx, LLC, both privately held companies. Mr. Graves previously served on the Board of Directors of RiboCor, Inc. From 2007 to 2011, Mr. Graves served as the Chief Executive Officer and President of Paddock Laboratories, Inc., a pharmaceutical company engaged in the manufacture, distribution and marketing of bioequivalent generic pharmaceuticals and specialty over-the-counter pharmaceutical products. From 2005 to 2006, Mr. Graves served as President of the Generic Products Division at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals. While at Par, Mr. Graves progressed through a series of executive roles across marketing and sales, business development, corporate development and strategic planning, until his promotion to President of the Generic Products Division in 2005. Mr. Graves holds a B.S. from State University College of New York at Buffalo.

In connection with Mr. Tarriff’s resignation from the Board, the size of the Board was reduced from seven to six members. In connection with Mr. Graves’s appointment as Interim Executive Chairman of the Board and Interim Principal Executive Officer, Mr. Graves stepped down from each of the Nominating and Corporate Governance Committee and the Audit Committee of the Board. Jennifer Simpson, a member of the Board, was appointed to replace Mr. Graves on the Audit Committee, and Richard Edlin, a member of the Board, was appointed to replace Mr. Graves as Chair of the Nominating and Corporate Governance Committee.

In connection with Mr. Tarriff’s resignation, the Board exercised its discretion to make the determination that it is in the best interests of the Company and its stockholders to accept Mr. Tarriff’s resignation and provide certain compensation and benefits to Mr. Tarriff in exchange for his continued assistance, consulting and other obligations, as set forth in a Separation Agreement between Mr. Tarriff and the Company, dated as of November 27, 2023 (the “Separation Agreement”).

Under the Separation Agreement, subject to Mr. Tarriff’s release of claims and continued compliance with obligations, including under the Separation Agreement, Employment Agreement and his Intellectual Property Assignment, Non-Disclosure, and Restrictive Covenant Agreement, the Company has agreed to provide Mr. Tarriff with certain severance benefits equivalent to those set forth under the Company’s Amended and Restated Severance Benefit Plan and Participation Agreement thereunder (the “Severance Plan”) upon a termination “without cause”, as follows: (1) a lump sum cash payment equal to 18 months of Mr. Tarriff’s base salary to be paid in connection with execution of the Separation Agreement; (2) a lump sum cash payment equal to Mr. Tarriff’s annual target cash bonus to be paid in connection with execution of the Separation Agreement; and (3) continued COBRA premium payments for up to 18 months from the Separation Date. Mr. Tarriff will also receive a lump sum cash payment equal to 30 days of his current base salary on the next scheduled payroll cycle after the Separation Date. In addition, and subject to Mr. Tarriff’s consulting services described below and subject to certain contingencies, Mr. Tariff will also receive vesting acceleration of equity awards that vest solely subject to Mr. Tarriff’s continued service with the Company over time (each, a “Time-Vesting Equity Award”) in full and an extended period of up to 24 months from the end of the Consulting Period (as defined below) to exercise his stock options. Mr. Tarriff will forfeit all of his performance-vesting restricted stock unit awards as of his Separation Date other than the 2021 PSUs (as defined below) which remain eligible to vest under their terms during the Consulting Period. During his leave through December 31, 2023, Mr. Tarriff will continue to receive his current base compensation.

In addition, pursuant and subject to the terms and conditions of the Separation Agreement, Mr. Tarriff will serve as an outside consultant to the Company for a one-year period following the Separation Date (which period may be extended upon mutual agreement of the parties and may be terminated early upon 30 days notice by either party or immediately by the Company upon events specified in the Separation Agreement) (the “Consulting Period”). During the Consulting Period, Mr. Tarriff will receive (i) a monthly retainer of $20,000, for up to 20 hours of services per month, and (ii) continued vesting of (a) each outstanding Time-Vesting Equity Award and (b) the performance-vesting restricted stock unit awards that were granted to Mr. Tarriff in 2021, to the extent the performance goals are achieved for the performance period that ends on February 1, 2024 (the “2021 PSUs”).

The Separation Agreement includes Mr. Tarriff’s release of claims in favor of the Company, subject to customary exceptions, and mutual covenants not to disparage. Additionally, the Separation Agreement contains clawback provisions providing for, in addition to any required clawback under applicable law or listing requirements and the Company’s Incentive Compensation Recoupment Policy, the Board’s ability to recoup or cancel payment of severance and/or equity compensation upon certain designated events, including a finding that Mr. Tarriff engaged in conduct constituting “cause” as defined in his Employment Agreement or materially breached his continuing obligations to the Company or upon certain findings by a court or government agency.

In addition, pursuant to the Separation Agreement, Mr. Tarriff has agreed to cooperate with the Company in connection with certain matters and to refrain from taking certain actions with respect to the Company and its management and stockholders, and his shares of Company common stock.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Severance Plan and form of Participation Agreement thereunder were previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-36306, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2022.

Item 7.01 Regulation FD Disclosure.

On November 29, 2023, the Company issued a press release with respect to the foregoing matters (the “Press Release”). A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Separation Agreement dated November 27, 2023.
99.1	Press release dated November 29, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2023

EAGLE PHARMACEUTICALS, INC.
By:	/s/ Brian Cahill
Brian Cahill
Chief Financial Officer